                                                                      Exhibit 12

                         MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in Millions)

                                                                     ----------------------------------   -------------------
                                                                              Thirty-Six Weeks               Fiscal Year
                                                                                    Ended
                                                                     ----------------------------------   -------------------
                                                                          September 6,     September 8,
                                                                               1996             1995          1995       1994
                                                                     ----------------------------------   -------------------
Income Before Cumulative Effect of a Change
  in Accounting Principle                                                         $196             $157       $247       $200

Add / (Deduct):
  Tax on Income Before Cumulative Effect of a
   Change in Accounting Principle                                                  125              105        165        142
  Fixed Charges                                                                     95               72        107         84
  Interest Capitalized as Property and Equipment                                    (5)              (6)        (8)        (4)
  Income / (Loss) Related to certain 50%-or-Less-Owned-Affiliates                    -                -          -         (2)

                                                                     -----------------     ------------   --------   --------
Earnings Available for Fixed Charges                                              $411             $328       $511       $420
                                                                     =================     ============   ========   ========
Fixed Charges:
  Interest Including Amounts Capitalized as
    Property and Equipment                                                         $64              $40        $61        $36
  Portion of Rental Expense Representative of
    Interest                                                                        31               31         45         45
  Share of Interest Expense of
    certain 50%-or-Less-Owned-Affiliates                                             -                1          1          3

                                                                     -----------------     ------------   --------   --------
Total Fixed Charges                                                                $95              $72       $107        $84
                                                                     =================     ============   ========   ========

                                                                     -----------------     ------------   --------   --------
Ratio of Earnings to Fixed Charges                                                 4.3              4.6        4.8        5.0
                                                                     =================     ============   ========   ========

                                                                      -------------------------------
                                                                               Fiscal Year

                                                                      -------------------------------

                                                                          1993       1992       1991
                                                                      -------------------------------
Income Before Cumulative Effect of a Change
  in Accounting Principle                                                 $159       $134       $133

Add / (Deduct):
  Tax on Income Before Cumulative Effect of a
   Change in Accounting Principle                                          116        103         97
  Fixed Charges                                                             73         72         62
  Interest Capitalized as Property and Equipment                            (3)        (2)        (4)
  Income / (Loss) Related to certain 50%-or-Less-Owned-Affiliates           (1)         2          2

                                                                      --------    -------   --------
Earnings Available for Fixed Charges                                      $344       $309       $290
                                                                      ========    =======   ========
Fixed Charges:
  Interest Including Amounts Capitalized as
    Property and Equipment                                                 $30        $27        $28
  Portion of Rental Expense Representative of
    Interest                                                                40         44         33
  Share of Interest Expense of
    certain 50%-or-Less-Owned-Affiliates                                     3          1          1

                                                                      --------    -------   --------
Total Fixed Charges                                                        $73        $72        $62
                                                                      ========    =======   ========

                                                                      --------    -------   --------
Ratio of Earnings to Fixed Charges                                         4.7        4.3        4.7
                                                                      ========    =======   ========

For the purpose of computing the ratio of earnings to fixed charges as prescribed by the rules and regulations of the Commission, earnings represents income before cumulative effect of a change in accounting principle, plus, when applicable, (a) taxes on such income, (b) fixed charges, and (c) the Company's equity interest in losses of certain 50%-or-less-owned-affiliates; less (x) undistributed earnings of 50%-or-less-owned-affiliates, and (y) interest capitalized. Fixed charges represent interest (including amounts capitalized), amortization of deferred financing costs, the portion of rental expense deemed representative of interest and, when applicable, the Company's share of the interest expense of certain 50%-or-less-owned-affiliates.